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                                                                Exhibit No. 31.1

CERTIFICATION UNDER RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934 FOR CABCO SERIES 2002-1 TRUST (AOL TIME WARNER INC.) ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

I, Kevin Pennant, certify that:

      1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of the periods included in the year covered by this annual report, filed by The Bank of New York, on behalf of CABCO Series 2002-1 Trust (AOL Time Warner Inc.);

      2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

      3. Based on my knowledge, the distribution or servicing information required to be provided to the depositor by the trustee under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports; and

      4. I am responsible for reviewing the activities performed by the depositor and the trustee under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the depositor and trustee have each fulfilled its obligations under that agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Corporate Asset Backed Corporation, as depositor.

Date: March 22, 2006

                             By: /s/ Kevin Pennant
                                 ---------------------------
                             Name: Kevin Pennant
                             Title: Assistant Vice President
                             The Bank of New York